EAST COAST ETHANOL, LLC

FORM OF SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$15,000 per Unit

Minimum Investment of 1 Unit ($15,000)
1/3 Unit Increments Thereafter ($5,000)

The undersigned subscriber ("Subscriber"), desiring to become a member of East Coast Ethanol, LLC (“East Coast”), a Delaware limited liability company, with its principal place of business at 1907 Thurmond Mall Post Office Box 1058, Columbia, South Carolina 29202 hereby subscribes for the purchase of membership units of East Coast, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. If we accept your subscription, the units will be titled in the name of the subscriber as it appears below. Joint subscribers should provide both names. Your name and address will be recorded exactly as printed below. Please provide your home, business and/or mobile telephone number. If desired, please also provide your e-mail address.

1.	Subscriber's Printed Name	_________________________________________________________
2.	Title, if applicable	_________________________________________________________
3.	Subscriber's Address
	Street	_________________________________________________________
	City, State, Zip Code	_________________________________________________________
4.	E-mail Address (optional)	_________________________________________________________
5.	Home Telephone Number	_________________________________________________________
6.	Business Telephone Number	_________________________________________________________
7.	Mobile Telephone Number	_________________________________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 1 unit. The minimum number of units to be sold in the offering is 22,545 units and the maximum number of units to be sold is 39,455.

units

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $15,000).

1. Total Purchase Price ($15,000 per unit multiplied by number of units)	=	2. 1st Installment (10% of Total Purchase Price)	+	3. 2nd Installment (90% of Total Purchase Price)

	=		+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the "Prospectus") in its entirety including the exhibits for a complete explanation of an investment in East Coast.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide a personal (or business) check for the first installment of 10% of your investment amount. The check should be made payable to “________________, escrow agent for East Coast Ethanol, LLC.” You will determine this amount in box C.2 on page of this Subscription Agreement.

3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining 90% due for the units. The Promissory Note and Security Agreement is attached to this Subscription Agreement and grant East Coast Ethanol, LLC a security interest in your units.

4.  Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:

East Coast Ethanol, LLC
1907 Thurmond Mall Post Office Box 1058
Columbia, South Carolina 29202

5. Within 20 days of written notice from East Coast that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of 90% of your investment amount made payable to “______________, escrow agent for East Coast Ethanol, LLC” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page of this Subscription Agreement. You must deliver this check to the same address set forth above in paragraph 4 within 20 days of the date of East Coast's written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, East Coast shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.

Your funds will be placed in East Coast’s escrow account at _______________. The funds will be released to East Coast or returned to you in accordance with the escrow arrangements described in the Prospectus. East Coast may, in its sole discretion, reject or accept any part or all of your subscription. If East Coast rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus any nominal interest. East Coast may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Second Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “East Coast Ethanol, LLC.”

3.  Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:

East Coast Ethanol, LLC
1907 Thurmond Mall Post Office Box 1058
Columbia, South Carolina 29202

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. East Coast may, in its sole discretion, reject or accept any part or all of your subscription. If East Coast rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus any nominal interest. East Coast may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to either of our officers/directors listed below or to East Coast at (803) 799-0033.

NAME	POSITION	PHONE NUMBER
Randall Dean Hudson	President/CEO & Director	229-425-2044
Dennie K. Parrish	Vice President/Operations & Director	918-820-5058
John F. Long	Treasurer/Chief Financial Officer & Director	803-924-4446
Leon Dupree Hatch Jr.	Director	386-362-9785
Julius P. Thompson III	Corporate Secretary/Director	803-682-4902
Brian Howell	Director	912-682-9709
Roy Laurence Smith III	Director	912-682-4940
Kenneth Dasher	Director	386-364-8806
Carlie McLamb, Jr.	Director	910-286-4398

E. Additional Subscriber Information. Subscriber, named above, certifies the following under penalties of perjury:

1.
Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust

Trustee’s Name: _________________________________________

Trust Date: _____________________________________________

☐	Other: Provide detailed information in the space immediately below. _________________________________________________________ _________________________________________________________

2.
Subscriber's Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding. All individual subscribers should provide their Social Security Numbers. Trusts should provide the trust's taxpayer identification number. Custodians should provide the minor's Social Security Number. Other entities should provide the entity's taxpayer identification number.

☐	Check box if you are a non-resident alien

☐	Check box if you are a U.S. citizen residing outside of the United States

☐	Check this box if you are subject to backup withholding

Subscriber's Social Security No.

Joint Subscriber's Social Security No.
Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver's license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.
Suitability Standards. You cannot invest in East Coast unless you meet one of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐	I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles;

c. ☐	I (We) have a net worth of $150,000, exclusive of home, home furnishings, and automobiles;

6.
Subscriber's Representations and Warranties. You must certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.

(Initial here) (Joint initials) By signing below the subscriber represents and warrants to East Coast that he, she or it:

_____	_____	a.
has received a copy of East Coast's Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

_____	_____	b.
has been informed that the units of East Coast are offered and sold in reliance upon a federal securities registration; state registrations in Florida, Maryland, New York, South Carolina, North Carolina, Georgia and Tennessee; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

_____	_____	c.
has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Florida, Maryland, New York, South Carolina, North Carolina, Georgia and Tennessee and that East Coast is relying in part upon the representations of the undersigned Subscriber contained herein;

_____	_____	d.
has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Florida, Maryland, New York, South Carolina, North Carolina, Georgia and Tennessee Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

_____	_____	e.
intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

_____	_____	f.
understands that there is no present market for East Coast's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

_____	_____	g.
has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

_____	_____	h.
has received a copy of the East Coast Operating Agreement, dated July 27, 2007, and understands that upon closing the escrow by East Coast, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.
understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the East Coast Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

_____	_____	j.	meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

_____	_____	k.
understands that East Coast will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of East Coast in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

_____	_____	l.	understands that, to enforce the above legend, East Coast may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

_____	_____	m.	may not transfer or assign this Subscription Agreement, or any of the subscriber's interest herein without the prior written consent of East Coast;

_____	_____	n.	has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

_____	_____	o.
is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

_____	_____	p.
understands that execution of the attached Promissory Note and Security Agreement will allow East Coast or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

_____	_____	q.	acknowledges that East Coast may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

Signature of Subscriber/Joint Subscriber:

Date: _______________________

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY EAST COAST ETHANOL, LLC:

East Coast Ethanol, LLC hereby accepts Subscriber's subscription for    units.

Dated this_______day of ___________________, 200__.

EAST COAST ETHANOL, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200_.

$15,000 per Unit

Minimum Investment of 1 Unit ($15,000); Units Sold in 1/3 Unit Increments Thereafter ($5,000 each)

Number of Units Subscribed
Total Purchase Price ($15,000 per unit multiplied by number of units subscribed)
( )	Less Initial Payment (10% of Principal Amount)
Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of East Coast Ethanol, LLC, a Delaware limited liability company ("East Coast"), at its principal office located at 1907 Thurmond Mall Post Office Box 1058, Columbia, South Carolina 29202, or at such other place as required by East Coast, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the East Coast Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of East Coast.

The undersigned agrees to pay to East Coast on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of South Carolina.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of East Coast and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to East Coast, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of East Coast now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated:______________ , 200_.

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By: (Signature)	By: (Signature)

Officer Title if Obligor is an Entity

Address of Obligor

Exhibit A

MEMBERS SIGNATURE PAGE

ADDENDA
TO THE
OPERATING AGREEMENT OF
EAST COAST ETHANOL, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member of East Coast Ethanol, LLC, has received a copy of the Operating Agreement of East Coast Ethanol, LLC (“Operating Agreement”), dated July 27, 2007, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

EAST COAST ETHANOL, LLC

BY:

ITS: